                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14a-6(e)(2)

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                             NAPA NATIONAL BANCORP
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                             NAPA NATIONAL BANCORP
                                901 MAIN STREET
                            NAPA, CALIFORNIA 94559



                                                  May 24, 1996



To Our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Napa National Bancorp, a California corporation (the "Company"), which will be held at 901 Main Street, Napa, California 94559 on Tuesday, June 18, 1996, at 8:00 A.M.

     You will be asked to elect as directors the ten individuals nominated by the Board of Directors. The attached Proxy Statement contains more detailed information about the nominees and any other matters regarding the meeting.

     Whether or not you plan to attend, please sign and return the accompanying proxy card in the postage-paid envelope provided as soon as possible so that your shares will be represented at the meeting. The Board of Directors recommends that you vote "FOR" each of the proposals listed on the proxy card. If you attend the meeting and ask to vote in person, you may withdraw your proxy at that time. It is important that your shares be represented.



                                                  W. Clarke Swanson, Jr.
                                                  Chairman of the Board

                             NAPA NATIONAL BANCORP
                                901 MAIN STREET
                            NAPA, CALIFORNIA 94559

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                            TUESDAY, JUNE 18, 1996



To Our Shareholders:

     The Annual Meeting of Shareholders of Napa National Bancorp (the "Company"), a California corporation and bank holding company for Napa National Bank (the "Bank"), will be held at 901 Main Street, Napa, California on Tuesday, June 18, 1996 at 8:00 A.M. for the following purposes:

     1. To elect the following ten directors of the Company to serve until the next Annual Meeting of Shareholders and until their respective successors shall be elected and qualified:

     William A. Bacigalupi           C. Richard Lemon
     Charles A. Carpy                Joseph G. Peatman
     E. James Hedemark               A. Jean Phillips
     Michael D. Irwin                George M. Schofield
     Brian J. Kelly                  W. Clarke Swanson, Jr.

     2. To consider and transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on May 10, 1996 are entitled to notice of and to vote at this meeting and any adjournment(s) thereof.

     Provisions of the By-laws of the Company govern nominations for election of members of the Board of Directors, as follows:

     Nominations for election of members of the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nomination is to be made) shall be made in writing and shall be deliv ered or mailed to the president of the corporation by the later of the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors or ten
     (10) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the number of shares of capital stock of the corporation owned by each proposed nominee; (c) the name and residence address of the notifying shareholder; (d) the number of shares of capital stock of the corporation owned by the notifying shareholder; (e) with the written consent of the proposed nominee, a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offence involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notice shall be signed by the nominating shareholder and by the nominee. Nominations not made in accordance herewith shall be disregarded by the chairperson of the meeting, and upon his or her instruction, the inspectors of election shall disregard all votes cast for each such nominee. The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become inca pacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee. A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which directors are to be elected.

     All shareholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting you are requested to date, execute and return the enclosed proxy card, without delay, in the enclosed postage-paid envelope whether or not you plan to attend. Any shareholder present at the meeting may vote personally on all matters brought before the meeting, in which event your proxy will not be used.

                                              BY ORDER OF THE BOARD OF DIRECTORS
                                              C. RICHARD LEMON
                                              Secretary

Napa, California
May 24, 1996

     WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                PROXY STATEMENT

                         INFORMATION CONCERNING PROXY


     This statement is furnished in connection with the solicitation of proxies to be used by the Board of Directors of Napa National Bancorp (the "Company") at the Annual Meeting of Share holders of the Company to be held at 901 Main Street, Napa, California on June 18, 1996, at 8:00 A.M., and at any adjournments or postponements thereof (the "Meeting").

     This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about May 24, 1996.

     A form of proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be revoked if the person executing the proxy is present at the Meeting and advises the Chairman of his election to vote in person. Where a signed proxy that does not contain voting instructions is submitted to the Company, the proxy holders will vote the shares represented by such proxy in favor of election of the nominees specified and in favor of any specified proposals unless such proxy is later revoked.

     The proxy also confers discretionary authority to vote the shares represented thereby on any matter that was not known at the time this Proxy Statement was mailed which may properly be presented for action at the Meeting and may include: approval of minutes of the prior annual meeting which will not constitute ratification of the actions taken at such meeting; action with respect to procedural matters pertaining to the conduct of the Meeting; and election of any person to any office for which a bona fide nominee is named herein if such nominee is unable to serve or for good cause will not serve.

     The enclosed proxy is being solicited by the Company's Board of Directors. The principal solicitation of proxies is being made by mail, although additional solicitation may be made by telephone, telegraph or personal visits by directors, officers and employees of the Company and its subsidiary, Napa National Bank (the "Bank"). The Company may, at its discretion, engage the services of a proxy solicitation firm to assist in the solicitation of proxies. The total expense of this solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding soliciting material and such expenses as may be paid to any proxy solicitation firm engaged by the Company.

                               VOTING SECURITIES


     Shareholders of record as of the close of business on May 10, 1996 (the "Record Date") will be entitled to notice of and to vote at the Meeting. As of such date, the Company had 754,500 shares of Common Stock outstanding.

     Each shareholder of record is entitled to one vote, in person or by proxy, for each share held on all matters to come before the Meeting, except that shareholders may have cumulative voting rights with respect to the election of directors. Pursuant to California law, no shareholder can cumulate votes unless prior to the voting at the Meeting, a shareholder has given notice of the shareholder's intention to cumulate the shareholder's votes at such Meeting and the nominee for which a shareholder intends to cumulate votes has properly been nominated. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The Board of Directors does not, at this time, intend to give such notice or to cumulate the votes it may hold pursuant to the proxies solicited herein unless the required notice by a shareholder is given, in which event votes represented by proxies delivered pursuant to this Proxy Statement may be cumulated in the discretion of the proxy holders, in accordance with the recommendations of the Board of Directors. Therefore, discretionary authority to cumulate votes in such event is solicited in this Proxy Statement.

     Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected (ten) multiplied by the number of votes held in his or her name on the Record Date. This total number of votes may be cast for one nominee or may be distributed among as many candidates as the shareholder desires.

     Shares which abstain from voting and "broker non-votes" (shares as to which brokerage firms have not received voting instructions from their clients and therefore do not have the authority to vote at the Meeting) will be counted for purposes of determining a quorum. Abstentions and broker non-votes will not count as votes in favor of the election of directors or any other proposal.

     The ten candidates receiving the highest number of votes will be elected whether or not votes are cumulated.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth information as of the Record Date pertaining to beneficial ownership of the Company's Common Stock by persons known to the Company to own 5% or more of the Company's Common Stock, current directors of the Company, nominees to be elected to the Board of Directors, the Chief Executive Officer, the Chief Operating Officer, the Treasurer and all directors and officers/1/ of the Company and the Bank as a group. The information contained herein has been obtained from the Company's records, from information furnished directly by the individual or entity to the Company, or from various filings made by the named individuals with the Securities and Exchange Commission (the "SEC").

     The table should be read with the understanding that more than one person may be the beneficial owner or possess certain attributes of beneficial ownership with respect to the same securities. Therefore, careful attention should be given to the footnote references set forth in the column "Amount and Nature of Beneficial Ownership." In addition, shares issuable pursuant to options which may be exercised within 60 days of the Record Date are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals. Thus, the total number of shares considered to be outstanding for the purposes of this table may vary depending upon the individual's particular circumstance. For additional information, see the section entitled "INFORMATION PERTAINING TO ELECTION OF DIRECTORS."



___________________________

/1/ As used throughout this Proxy Statement, the terms "officer" and "executive officer" refer to the Company's President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Treasurer and the Bank's Chief Credit Officer.

                                                  Amount and
                                                  Nature of            Percent
Name and Address of                               Beneficial             of
Beneficial Owner/1/                               Ownership/2/          Class
- -------------------                               ------------          -----
William A. Bacigalupi                               10,200/3/            1.3%
Charles A. Carpy                                    15,000/3/            2.0
E. James Hedemark                                    2,600/4/             *
Joan E. Heinitz                                      8,000/5/            1.0
Michael D. Irwin                                    12,000/3/            1.6
Brian J. Kelly                                      20,225/6/            2.6
C. Richard Lemon                                    38,976/7/            5.1
Joseph G. Peatman                                   10,125/3/            1.3
A. Jean Phillips                                     2,600/4/             *
George M. Schofield                                 37,876/3/,/8/        4.95
W. Clarke Swanson, Jr.                             535,989/3/,/9/       70.1
All directors, nominees and
 officers as a group (12 persons)                  673,415/10/          77.9

_____________________________
* Indicates that the percentage of the outstanding shares beneficially owned is less than one percent (1%).

1    The address for all persons is:  c/o Napa National Bancorp, 901 Main
Street, Napa, California 94559.

2    Includes shares beneficially owned, directly and indirectly, together with associates. Subject to applicable community property laws and shared voting or investment power with a spouse, the persons listed have sole voting and investment power with respect to such shares unless otherwise noted.

3    Includes 10,000 shares which may be acquired upon the exercise of stock options.

4    Includes 2,500 shares which may be acquired upon the exercise of stock options.

5    Includes 8,000 shares which may be acquired upon the exercise of stock options.

6    Includes 20,000 shares which may be acquired upon the exercise of stock options.

7    Includes 800 shares held in an individual retirement account and 10,000 shares which may be acquired upon the exercise of stock options. Includes 27,676 shares held in the Company's stock participation plan (the "Stock Plan") of which Mr. Lemon is co-trustee and with regard to which shares Mr. Lemon has shared voting power. Mr. Lemon disclaims beneficial ownership as to the Stock Plan shares.

8    Includes 27,676 shares held in the Stock Plan of which Mr. Schofield is co-trustee and with regard to which shares Mr. Schofield has shared voting power. Mr. Schofield disclaims beneficial ownership as to the Stock Plan shares.

9    Mr. Swanson may be deemed to be a "control person" of the Company within the meaning of the rules and regulations of the SEC by virtue of his positions with and ownership interest in the Company.

10   Includes 110,500 shares which may be acquired within 60 days of the Record
Date upon the exercise of stock options.

                      PROPOSAL 1:  ELECTION OF DIRECTORS


     The By-laws of the Company provide that the number of directors of the Company may be no less than eight and no more than fifteen, with the exact number within such range to be fixed by amendment of the By-laws or by a resolution duly adopted by the shareholders or by the Board of Directors. The number of directors is presently fixed at ten.

     The persons named below, all of whom are currently members of the Company's Board of Directors, have been nominated for election as directors to serve until the next Annual Meeting and until their successors are duly elected and qualified. Votes will be cast in such a way as to effect the election of all nominees or as many as possible. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominees as shall be designated by the Board of Directors. The Board of Directors presently has no knowledge that any of the nominees will be unable or unwilling to serve. The ten nominees receiving the highest number of votes at the Meeting shall be elected.

     The following table sets forth certain information with respect to those persons nominated by the Board of Directors for election as directors, which information is based on data furnished by each such nominee.

                                                          Principal Occupation, Business
                                           Director       Experience During Past Five
Nominee                            Age      Since         Years and Other Information
- -------                            ---     --------       ------------------------------
William A. Bacigalupi              58       1990          President, Napa Garbage Services, Inc.
                                                          and Napa Valley and American
                                                          Canyon Disposal Services, Inc.

Charles A. Carpy                   68       1981          Managing Partner, Freemark Abbey
                                                          Winery; General Partner, Carpy &
                                                          Connolly (grape production).

E. James Hedemark                  47       1995          President, H.D.R., Inc., health industry
                                                          consultant since 1995.  Formerly,
                                                          President and Chief Executive Officer
                                                          of Napa Valley Bank from 1992 to
                                                          1993, and various positions at Bank of
                                                          America from 1972 to 1993.

Michael D. Irwin                   53       1987          Chief Financial Officer of the
                                                          Company since October 1989;
                                                          Executive Vice President and Chief
                                                          Financial Officer of the Compass
                                                          Group since 1993; Chief Financial
                                                          Officer, Swanson Vineyard and
                                                          Winery since January 1988.

Brian J. Kelly                     45       1988          President and Chief Operating Officer
                                                          of the Company since 1992; President
                                                          and Chief Executive Officer of the
                                                          Bank since September 1989.


C. Richard Lemon                   53       1981          Attorney and Principal of Dickenson,
                                                          Peatman & Fogarty; Secretary of the
                                                          Company and the Bank.

Joseph G. Peatman                  61    1994             Attorney and Principal of Dickenson,
                                                          Peatman & Fogarty.

A. Jean Phillips                   51    1995             Owner, Screaming Eagle Vineyard
                                                          and Winery; Partner, Phillips &
                                                          Harris, Land Brokers, since 1980.

George M. Schofield                57    1990             President, George Schofield Co.,
                                                          financial consultant; President of
                                                          Unique Wines, Inc. since 1984; Chief
                                                          Financial Officer of Folie A Deux
                                                          Winery since 1995.

W. Clarke Swanson, Jr.             57    1987             Chairman of the Board since 1994,
                                                          Chief Executive Officer of the
                                                          Company since 1988; President,
                                                          Swanson Vineyards and Winery and
                                                          Swanson Investment Company.

     There is no family relationship among any of the Company's executive officers, directors or nominees for director.

     All the members of the Company's Board of Directors also serve as the directors of the Bank. Messrs. Lemon and Carpy also serve as the directors of the Company's wholly-owned leas ing subsidiary, Napa National Leasing Company ("Napa Leasing").

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS INTENDS TO VOTE ALL PROXIES HELD BY IT IN FAVOR OF ELECTION OF EACH OF THE NOMINEES. YOU ARE URGED TO VOTE FOR PROPOSAL 1: TO ELECT THE TEN NOMINEES SET FORTH HEREIN TO SERVE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS SHALL BE ELECTED AND QUALIFIED.


                INFORMATION PERTAINING TO ELECTION OF DIRECTORS

COMMITTEES OF THE BOARD OF DIRECTORS; DIRECTOR ATTENDANCE

     The Board of Directors of the Bank maintains an Audit Committee which consists of the following individuals: Directors Irwin, Bacigalupi, Hedemark, Schofield, Swanson and Kelly. The functions of the Audit Committee are to recommend the appointment of and oversee a firm of independent public accountants who audit the books and records of the Company for the fiscal year for which they are appointed, to approve each professional service rendered by such accountants, and to evaluate the possible effect of each such service on the independence of the Company's accountants. The Audit Committee met five times during 1995.

     During 1995, the Company did not have a standing compensation or nominating committee. The Executive Committee of the Board of Directors of the Company performs the functions of these committees and consists of the following individuals: Directors Carpy, Kelly and Swanson. The Executive Committee met one time during 1995. Nominations by shareholders can be made only by complying with the Company's By-laws and the notice provisions included in the Notice of Meeting which accompanies this Proxy Statement. This By-law provision is designed to give the Board of Directors advance notice of competing nominations, if any, and the qualifications of nominees, and may have the effect of precluding third-party nominations if not followed.

     The Board of Directors of the Company held 11 regular meetings and one special meeting during 1995. Each director of the Company attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of committees of the Board on which he served (during the period for which he served).

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, no director, officer or beneficial owner of more than ten percent of the Company's Common Stock failed to file reports or filed late reports pursuant to Section 16(a) of the Exchange Act.

EXECUTIVE OFFICERS

     In addition to Messrs. Irwin, Kelly and Swanson, discussed above, executive officers during 1995 included Joan E. Heinitz and Richard W. Hemming. Ms. Heinitz has been the Treasurer/Cashier and Assistant Corporate Secretary of the Company since 1991 and the Executive Vice President and Chief Administrative Officer of the Bank since 1994. Prior to that time, Ms. Heinitz was the Senior Vice President and Director of Administration and Finance for the Bank from 1991 through 1993 and the Chief Financial Officer at Suisun Valley Bank from 1986 to 1990. Mr. Hemming became the Bank's Executive Vice President and Chief Credit Officer in 1994. Prior to that time, Mr. Hemming served as Senior Vice President and Senior Credit Officer of the Bank from July 1993. Mr. Hemming had previously been Senior Vice President of Napa Valley Bank for approximately ten months and Vice President and Credit Administrator for Bank of America from 1984 to 1992.

                            EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth for service in all capacities to the Company and the Bank for the periods indicated the compensation with respect to the Chief Executive Officer, the Chief Operating Officer and the Treasurer in 1995.

                          SUMMARY COMPENSATION TABLE
                          --------------------------

                                                    Annual Compensation
                                            -----------------------------------------
Name and
Principal                                                                Other Annual       All Other
Position                       Year            Salary          Bonus    Compensation(1)   Compensation
- ---------                      ----            ------          -----    ------------      ------------

W. Clarke                      1995         $ 46,600(2)      $     0        $  441          $      0
 Swanson, Jr., CEO             1994            5,100(2)            0             0                 0
                               1993            7,200(2)            0         1,784                 0

Brian J. Kelly,                1995         $115,000(3)      $27,682        $8,834          $6,900(4)
 COO                           1994          112,044(3)            0         8,530           6,673(4)
                               1993          103,000(3)            0         9,780           3,090(4)

Joan E. Heinitz,               1995         $ 83,834(3)      $12,000        $6,000          $5,453(4)
 Treasurer                     1994           75,837(3)        3,000             0           5,200(4)
                               1993           69,917(3)            0             0             700(4)

____________
1    Consists of country club membership for Mr. Swanson, country club membership and auto allowance for Mr. Kelly and auto allowance for Ms. Heinitz.

2    Consists of payments for attending meetings of the Directors' Committees and Board.

3    Includes amounts contributed by Mr. Kelly and Ms. Heinitz to the Stock
Plan.

4    Consists of contributions by the Company to the Stock Plan for the benefit of Mr. Kelly and Ms. Heinitz.

     The following table sets forth the options exercised in 1995 and the December 31, 1995 unexercised value of both vested and unvested options for the Company's Chief Executive Officer and those officers of the Company whose salary and bonus exceeded $100,000 in 1995.


                     AGGREGATE OPTION EXERCISES AND VALUE
                     ------------------------------------

                                                                           Number of Shares of
                                                                         Common Stock Underlying          Value of Unexercised
                                                                         Unexercised Options at           In-The-Money Options
                                                                            December 31, 1995            at December 31, 1995(1)
                                 Shares                               -----------------------------  ------------------------------
                                Acquired                Value
       Name                    On Exercise            Realized         Exercisable    Unexercisable   Exercisable     Unexercisable
       ----                    -----------            --------        ------------    -------------   -----------     -------------
W. Clarke
 Swanson, Jr., CEO                  0                     0              10,000             0              0                0

Brian J. Kelly, COO                 0                     0              20,000             0              0                0

Joan E. Heinitz, Treas.             0                     0               8,000             0              0                0

_____________________
1    Fair market value of the Company's common stock was $10.00 per share on
December 31, 1995.

COMPENSATION OF DIRECTORS

     During the first quarter of 1995, the Board of Directors of the Company approved a new director compensation package. Beginning in January 1995, Messrs. Swanson and Irwin received $2,000 and $1,000 per month, respectively, for their respective roles as officers and directors of the Company.

     The 1995 director compensation package also allowed for fees to be paid to members attending all meetings of the Bank Directors' Committee and Board meetings. As Chairman of the Directors' Loan Committee and Audit Committee, Messrs. Swanson and Irwin, respectively, each received an additional fee of $1,000 per month for their services to these committees. All nonemployee directors received $200 per meeting. This fee schedule was effective for all of 1995. During 1995, the Board of Directors as a group received a total of $82,400 for attendance at all meetings.

     Effective January 1996, the Board of Directors amended the 1995 director compensation package to pay each director $200 for every board or committee meeting he or she attends. Mr. Kelly, as a full-time employee of the Company, does not receive director compensation. Chairpersons for the committees receive $300 for each meeting they chair. This fee structure is intended to compensate the Chairpersons for their additional time and effort required in fulfilling this role. Additionally, the monthly payments of $2,000 and $1,000 to Messrs. Swanson and Irwin, respectively, were discontinued in 1996. For additional information concerning compensation payable to Mr. Swanson during 1996, see the section below entitled "Compensation Committee Interlocks and Insider Participation."

EXECUTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation is determined by the Executive Committee of the Board of Directors. The Executive Committee meets as necessary to address a variety of different matters. Compensation decisions are determined by this Committee annually during the first quarter of each year. Compensation changes are effective retroactively from January of the year in which those changes were made for the following twelve-month period of time. Stock options, if applicable, are awarded after the Company's Annual Shareholders Meeting, which is generally held during the second quarter. Compensation for a newly-hired executive officer may be established by the Executive Committee at any of its meetings.

     The Executive Committee believes that compensation of the Company's executive officers should be sufficient to attract and retain highly qualified personnel and also provide meaningful incentives for measurably superior performances. The Company seeks to reward achievement of both long- and short-term performance goals measured by growth in total assets, loans and deposits and improvements in gross margins and net income. Additionally, the Executive Committee seeks to set executive compensation at levels of comparable financial institutions in the Company's general service area. With this intent in mind, the Executive Committee reviews peer group salary data prior to setting the yearly executive base salary level. The Executive Committee also seeks guidance and recommendations from an independent compensation advisor prior to finalization of this base salary.

     The Company's Chief Executive Officer, W. Clarke Swanson, Jr., received a based salary of $24,000 in 1995. In addition, Mr. Swanson's compensation consists of paid membership in a country club and directors' fees. As Chairman of the Directors' Loan Committee, Mr. Swanson received $1,000 per month plus $200 for each Committee meeting he chaired during 1995. The Directors' Loan Committee meets approximately 45 times per year. There is no relationship between Mr. Swanson's performance and his compensation. The total compensation received by Mr. Swanson in 1995 is detailed in the preceding Summary Compensation Table.

     The Company's Chief Operating Officer, Brian J. Kelly, joined the Company in September 1989. Mr. Kelly has brought with him an extensive amount of banking expertise specific to the primary customer base of the Company. His compensation has been designed to recognize this experience and is in keeping with the Company's compensation policies. During 1995, he received a base salary which the Committee believes is comparable to similar financial institutions in the Company's service area. Mr. Kelly also receives an auto and related allowance and a country club membership. Mr. Kelly's annual compensation increases are tied to both the Company's and his personal performance. The total compensation received by Mr. Kelly in 1995 is detailed in the preceding Summary Compensation Table.

     The members of the Executive Committee consist of:

     Charles A. Carpy
     Brian J. Kelly
     W. Clarke Swanson, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As noted above, the Company's Board of Directors did not have a Compensation Committee in 1995. Compensation of the Company's executive officers is determined instead by the Executive Committee of the Board of Directors. Messrs. Carpy, Kelly and Swanson comprise the Executive Committee and Messrs. Kelly and Swanson are executive officers of the Company. Messrs. Kelly and Swanson abstain from all Executive Committee meetings relating to their own compensation.

     Messrs. Swanson and Irwin are the President and Chief Financial Officer, respectively, of Swanson Vineyards and Winery. In their positions as executive officers of this company, both Mr. Swanson and Mr. Irwin assist in the determination of executive compensation for anyone other than themselves.

     Messrs. Lemon and Peatman are directors of the Bank and of the Company. Both are shareholders in Dickenson, Peatman & Fogarty, a Professional Law Corporation, which provided legal services to the Company, the Bank and Napa Leasing during 1995 and which expects to provide legal services during 1996.

     During January 1996, the Company established a Compensation Committee comprised of Messrs. Peatman, Bacigalupi, Carpy and Swanson. Mr. Peatman was appointed the Chairman of the Committee. At its January 1996 meeting, the Compensation Committee reviewed the contributions of the Company's Chairman and Chief Executive Officer, Mr. Swanson, and proposed that, in light of his continuing contributions to the Bank, in addition to his duties as a director, he would be awarded a Bank salary of $108,000 for the 1996 fiscal year. The Board of Directors of the Bank approved the Compensation Committee proposal at its February 1996 meeting. Mr. Swanson did not participate in the consideration of this matter.

PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total return to shareholders during the past five years with that of the Standard & Poor's 500 Composite Stock Index ("S&P") and Montgomery Securities' Unlisted Independent Bank Proxy ("UIBP"). The stock price performance shown on the following graph is not necessarily indicative of future performance of the Company's stock.

                             NAPA NATIONAL BANCORP
                         Stock Performance Graph/(1)/

            -------------------------------------------------------
              YEAR           S&P            UIBP            NNB
              ----         -------        --------        -------
              1990         $100.00        $100.00          $86.45
              1991         $126.31         $99.26          $85.71
              1992         $131.95        $101.76          $86.22
              1993         $141.25        $126.29          $94.83
              1994         $139.08        $123.59         $108.10
              1995         $186.52        $154.13         $126.86
            -------------------------------------------------------

(1) Assumes $100 invested on December 31, 1990 in the Company's common stock, the S&P and UIBP (an index of independent banks). Assumes reinvestment of dividends. Source: Montgomery Securities' Western Bank Monitor - Unlisted Independent Bank Proxy.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PURCHASE RIGHT

     In 1987, Mr. Swanson acquired 300,701 shares of the Company's common stock ("Common Stock") through a tender offer at $11.00 per share (the "Tender Offer"), net to the sellers in cash. The Tender Offer was made pursuant to the terms of an agreement with the Company, dated as of February 5, 1987 (the "Purchase Agreement").

     As disclosed to shareholders in materials related to the Tender Offer, the Purchase Agreement provides, among other things, certain protections against dilution of Mr. Swanson's stock ownership by requiring that if the Company should desire to issue any Equity Securities (as defined below), it shall give Mr. Swanson the first right to purchase (the "Purchase Right") a portion of such Equity Securities up to an amount which will enable Mr. Swanson to maintain the same percentage ownership of the outstanding Common Stock as held by Mr. Swanson on the date immediately following his purchases in the Tender Offer (i.e., 60.14%). In the event that the number of shares of Common Stock owned by Mr. Swanson should decline due to Mr. Swanson's failure to purchase shares pursuant to such right or sales of shares of Common Stock by Mr. Swanson, the Purchase Agreement provides that the Purchase Right entitles Mr. Swanson to purchase a new portion of new issuances of Equity Securities up to an amount which will enable Mr. Swanson to maintain his percentage ownership of the outstanding Common Stock as computed immediately prior to each issuance of such Equity Securities.

     The Purchase Right also applies to issuances of Equity Securities to employees, officers and directors under stock option plans approved by the Board of Directors of the Company prior to the date of the Purchase Agreement, including the 1982 Plan; provided, however, that Common Stock shall be deemed to have been issued only upon the exercise of an employee stock option. The Purchase Agreement further states that if Mr. Swanson has a right to purchase Common Stock due to the exercise of a stock option by an employee, officer or director of the Company, the pur chase price of such Common Stock purchasable by Mr. Swanson shall be equal to the exercise price of such option.

     The term "Equity Securities" is defined in the Purchase Agreement to mean Common Stock, rights, options (except stock options issued pursuant to stock option plans), warrants to purchase Common Stock, any security other than Common Stock having voting rights in the election of the Board of Directors which are not contingent upon a failure to pay dividends, any security convertible into or exchangeable for any of the foregoing, and any agreement or commit ment to issue any of the foregoing.

     The Purchase Right terminates when Mr. Swanson ceases to own in excess of 10% of the then outstanding shares of Common Stock.

INDEBTEDNESS OF MANAGEMENT

     Some of the Company's directors and executive officers, as well as their immediate family and associates, are customers of, and have had banking transactions with, the Bank in the ordinary course of the Bank's business, and the Bank expects to have such ordinary banking transactions with these persons in the future. In the opinion of management of the Bank, all loans and commit ments to lend included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness, and did not involve more than a normal risk of collectibility or present other unfavorable features. Although the Bank does not have any limits on the aggregate amount it would be willing to lend to directors and officers as a group, loans to individual directors and officers must comply with the Bank's respective lending policies and statutory lending limits, and prior approval of the Bank's Board of Directors is required for these types of loans.


                             SHAREHOLDER PROPOSALS

     Any shareholder desiring to submit a proposal for action at the 1997 Annual Meeting of Shareholders that the shareholder desires to be presented in the Company's Proxy Statement with respect to such meeting, should submit such proposal to the Company at its principal place of business no later than January 24, 1997.

                                   FORM 10-K

     If any shareholder would like a copy of the Company's Annual Report to the SEC on Form 10-K, for the fiscal year ended December 31, 1995, including financial statements and financial statement schedules, it may be obtained without charge. Exhibits to the Form 10-K will be furnished upon payment of reasonable charges. Written requests should be directed to Joan E. Heinitz, Assistant Corporate Secretary, Napa National Bancorp, 901 Main Street, Napa, California 94559.


                                 OTHER MATTERS

     Management is not aware of any other matters to come before the Meeting. If any other matter not mentioned in this Proxy Statement is brought before the Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                   By Order of the Board of Directors
                                   C. Richard Lemon, Secretary

Dated:  May 24, 1996
Napa, California

PROXY

                             NAPA NATIONAL BANCORP

                                   ---------

  SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS

  The undersigned shareholders of Napa National Bancorp (the "Company") hereby appoint Michael D. Irwin, Brian J. Kelly and C. Richard Lemon, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held June 18, 1996 at 8:00 a.m., and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if present, as follows:

                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

The Board of Directors recommends a vote "FOR" each of the listed proposals. This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise.
                                                   Please mark
                                                   your votes
                                                    as this
                                                       X

1. To elect as directors the nominees set forth below:

        FOR all nominees listed                 WITHHOLD
         (except as marked to             authority to vote for
          the contrary below)           all nominees listed below

                 [_]                               [_]

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

William A. Bacigalupi, Charles A. Carpy, E. James Hedemark, Michael D. Irwin, Brian J. Kelly, C. Richard Lemon, Joseph G. Peatman, A. Jean Phillips, George
M. Schofield, W. Clarke Swanson, Jr.


2. To transact such other business as may properly come before the meeting.

IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER, OR, IF NO INSTRUCTIONS ARE GIVEN BY THE SHAREHOLDER, THE PROXY HOLDERS WILL VOTE "FOR" EACH OF THE ABOVE PROPOSALS.

        ----------------                        I/we plan to attend
        Number of Shares                            the meeting.
                                                        [_]


Signature(s) ___________________________   Date _______________________________

NOTE: Please sign as name appears hereon. When signing as attorney, executor, officer, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.